Exhibit 99.1

Contango ORE Announces Feasibility Study Results and Construction Decision on Manh Choh

HOUSTON--(BUSINESS WIRE)--July 28, 2022--Contango ORE, Inc. (“Contango,” “CORE” or the “Company”) (NYSE American: CTGO) announced that a major milestone has been achieved at the Company’s 30% owned Manh Choh gold project. Kinross Gold Corporation, the owner of KG Mining (Alaska), LLC, which is the 70% owner, operator and manager of the Peak Gold LLC joint venture (JV) and Manh Choh, announced the results of the Feasibility Study (FS) for the Manh Choh project ahead of schedule. They also announced that the Kinross Board made a decision to proceed with development of the project. The FS outlines a plan to batch process the high grade approximately 8g/t Manh Choh ore through Kinross' Fort Knox mill. By utilizing the existing facilities at Fort Knox, the FS plan contemplates that the Manh Choh project will proceed without having to permit, capitalize and construct a mill or tailings facilities at the project site. Kinross also contemplates reduced environmental disturbance and lower overall Green House Gas (GHG) emissions.

Based on Kinross' updated resource model, Contango would have an initial reserve of approximately 300,000 ounces gold at 7.88g/t, and over half a million ounces of silver grading 13.6g/t, net its 30% ownership of the Peak Gold JV. According to Kinross' release, aggregate capital expenditures for the joint venture to execute the development plan will be approximately $182 million, including $30 million for the purchase the highway ore transport fleet, resulting in approximately $54.5 million in capital contributions attributable to Contango’s 30% interest. Average All-in Sustaining Costs (AISC) are estimated by Kinross at $900 per Au eq. oz. (which includes the Fort Knox Toll processing costs), which would result in a margin of over an $800 per ounce at today's approximate $1700 gold price. Kinross disclosed that the Manh Choh operations are expected to produce on average 225,000 ounces of gold per year, which would approximately 67,500 ounces net to Contango on an annual basis.

The early works program has begun at the project, with camp refurbishments, earthworks and road construction now underway. Kinross, on behalf of the Peak Gold JV, is also continuing its comprehensive community programs and prioritizing local economic benefits as it develops the project. Permitting activities are advancing, with major permits submitted in December 2021 and regulatory reviews well underway. Kinross believes that production is expected to commence at Manh Choh in the second half of 2024, with a mine plan that consists of two small, open pits that will be mined concurrently over 4.5 years.

An extension of the community support agreement was signed earlier this year and demonstrates strong support from the Native Village of Tetlin, on whose land the project is located. Manh Choh is expected to generate 400 to 600 new jobs, economic benefits to the State of Alaska, local employment and opportunities for local suppliers, in addition to a significant royalty to the Tetlin tribe.

Contango continues its commitment to advance our other exploration projects in Alaska – including our Lucky Shot project with underground development and exploration drilling now underway to explore the down dip extension of the Lucky Shot vein structure.

Mr. Rick Van Nieuwenhuyse, the Company’s President and CEO said, “We are very excited to achieve this important milestone for the Company and its shareholders. Board member, Curt Freeman and Board Chairman, Brad Juneau discovered this orebody nearly ten years ago through hard work and by applying solid exploration principles. They worked closely with the Tetlin tribe to develop a strong working relationship which Kinross continues today. Based on All-in Sustaining Costs estimated by Kinross at $900 per Au eq. ounce, the Company should generate strong cashflows. To see construction activities start at Manh Choh is truly an accomplishment.”

Since the Peak Gold JV is proposing to use the Fort Knox facilities to process the Manh Choh ore, the Company’s economics are different from those in Kinross' Feasibility Study. We are in the process of completing an SK 1300 Technical Report on the Feasibility Study appropriate for our 30% non-operating interest. The Company expects to have this report completed and filed next month, and looks forward to sharing the detailed results with our investors.

For more context, please join CEO Rick Van Nieuwenhuyse in a live event on July 28th at 12pm EST/9am PST. Q&A will follow a brief presentation. Click here to register: https://my.6ix.com/lZIAolNm

To listen to Kinross’ conference call and audio webcast regarding their Q2 results, including a discussion on the Manh Choh project, please refer to this link: https://event.on24.com/wcc/r/3825874/C32EEC268FD07C5A815CB5CFD6FD1B77

To view the Kinross press release on their Q2 results and discussion of the Manh Choh project, please refer to this link: https://www.kinross.com/news-and-investors/news-releases/press-release-details/2022/Kinross-reports-2022-second-quarter-results/default.aspx

ABOUT CORE

CORE is a company that engages in the exploration in Alaska for gold and associated minerals through a 30% interest in Peak Gold, LLC, which leases approximately 675,000 acres for exploration and development, and through Contango Minerals Alaska, LLC, its wholly owned subsidiary, which leases approximately 200,000 acres for exploration. The Company also owns the rights to the Lucky Shot, Coleman and War Baby mines, and approximately 16,600 acres of surrounding mining claims located in Willow Mining District about 75 miles north of Anchorage, Alaska. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by CORE or Peak Gold LLC; ability to realize the anticipated benefits of the recent transactions with an affiliate of Kinross; disruption from the transactions and transition of the Peak Gold, LLC’s management to an affiliate of Kinross, including as it relates to maintenance of business and operational relationships; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; CORE’s inability to retain or maintain its relative ownership interest in Peak Gold, LLC; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by the COVID-19 outbreak; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of the recent presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Contacts

Contango ORE, Inc.
Rick Van Nieuwenhuyse
(713) 877-1311
www.contangoore.com